EXHIBIT 21
LAKES ENTERTAINMENT, INC.
LIST OF SUBSIDIARIES
1. Borders Land Company
2. Grand Casino of Louisiana, LLC — Tunica Biloxi
3. Grand Casinos Nevada I, Inc.
4. Grand Casinos Pechanga, Inc.
5. Grand Casinos Washington, Inc.
6. Grand Media & Electronics Distributing, Inc.
7. Great Lakes Gaming of Michigan, LLC
8. Lakes California Land Development, Inc.
9. Lakes Cloverdale, LLC
10. Lakes Game Development, LLC
11. Lakes Gaming — Louisiana, LLC
12. Lakes Gaming — Mississippi, LLC
13. Lakes Gaming & Resorts, LLC
14. Lakes Iowa Consulting, LLC
15. Lakes Iowa Management, LLC
16. Lakes Jamul Development, LLC
17. Lakes Jamul, Inc.
18. Lakes KAR — Shingle Springs, LLC
19. Lakes Kean Argovitz Resorts — California, LLC
20. Lakes Kickapoo Consulting, LLC
21. Lakes Kickapoo Management, LLC
22. Lakes Mississippi Land Development, LLC
23. Lakes Nipmuc, LLC
24. Lakes Ohio Development, LLC
25. Lakes Pawnee Consulting, LLC
26. Lakes Pawnee Management, LLC
27. Lakes Poker Tour, LLC
28. Lakes Shingle Springs, Inc.
29. Metroplex-Lakes, LLC
30. Mille Lacs Gaming, LLC
31. Mille Lacs Gaming, LLP
32. Pacific Coast Gaming — Santa Rosa, LLC
33. RFC Acquisition Co.
34. WPT Enterprises, Inc.